                                    EXHIBIT 1

                             JOINT FILING AGREEMENT
                             ----------------------


     The undersigned agree to the joint filing on behalf of each of them of a
Schedule 13D (including any and all amendments thereto) with respect to the American Depositary Receipts of Doncasters plc, and further agree that this Agreement shall be included as an Exhibit to such filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that neither party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this 15th day of January, 1999.

                                       TELEFLEX INCORPORATED

                                       By:      /s/John Sickler
                                          --------------------------------------
                                          Name:  John Sickler
                                          Title:  Senior Vice President


                                       TFX EQUITIES INCORPORATED

                                       By:      /s/John Sickler
                                          --------------------------------------
                                          Name:  John Sickler
                                          Title:  President